Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13 – 5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

CGG

(Exact name of obligor as specified in their charters)

France	74 – 1734402
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Tour Maine Montparnasse

33 avenue de Maine

75015 Paris, France

(Address of registrants’ principal executive offices)

CGG HOLDING B.V.

(Exact name of obligor as specified in its charters)

The Netherlands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

CGG MARINE B.V.

(Exact name of obligor as specified in its charters)

The Netherlands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

CGG MARINE RESOURCES NORGE AS

(Exact name of obligor as specified in its charters)

Norway	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

CGG HOLDING (U.S.) INC.

(Exact name of obligor as specified in its charters)

Delaware	74 – 1813790
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

CGG SERVICES (U.S.) INC.

(Exact name of obligor as specified in its charters)

Delaware	20 – 8026762
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

VERITAS INVESTMENT INC.

(Exact name of obligor as specified in its charters)

Delaware	76 – 0569069
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

VIKING MARITIME INC.

(Exact name of obligor as specified in its charters)

Delaware	76 – 0677405
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

VERITAS GEOPHYSICAL (MEXICO) LLC

(Exact name of obligor as specified in its charters)

Delaware	76 – 0670383
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

ALITHEIA RESOURCES INC.

(Exact name of obligor as specified in its charters)

Delaware	56 – 2475147
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

CGG LAND (U.S.) INC.

(Exact name of obligor as specified in its charters)

Delaware	76 – 0542437
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

SERCEL, INC.

(Exact name of obligor as specified in its charters)

Oklahoma	73 – 1396603
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

SERCEL-GRC CORP.

(Exact name of obligor as specified in its charters)

Oklahoma	45 – 4121837
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

CGG CANADA SERVICES LTD.

(Exact name of obligor as specified in its charters)

Alberta, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

SERCEL CANADA LTD.

(Exact name of obligor as specified in its charters)

New Brunswick, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

SERCEL AUSTRALIA PTY LTD.

(Exact name of obligor as specified in its charters)

New South Wales, Australia	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

6.875% Senior Notes due 2022

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
New York State Department of Financial Services	One State Street, New York, N.Y. 10004, and One Commerce Plaza, Albany, N.Y. 12257

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	550 17th Street, N.W. Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor and Guarantor.

If the obligor or guarantor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.

Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because, to the best of the Trustee’s knowledge, the obligor or the guarantor is not in default under any Indenture for which the Trustee acts as Trustee and the Trustee is not a foreign trustee as provided under Item 15 .

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1. A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T 1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T 1 filed with Registration Statement No. 333-154173).

6. The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 3rd day of July, 2014.

THE BANK OF NEW YORK MELLON

By:	/s/ Lesley Daley
	Name:	Lesley Daley
	Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2014, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,798,000
Interest-bearing balances	117,806,000
Securities:
Held-to-maturity securities	18,480,000
Available-for-sale securities	77,008,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	67,000
Securities purchased under agreements to resell	4,438,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	33,479,000
LESS: Allowance for loan and lease losses	182,000
Loans and leases, net of unearned income and allowance	33,297,000
Trading assets	6,825,000
Premises and fixed assets (including capitalized leases)	1,162,000
Other real estate owned	3,000
Investments in unconsolidated subsidiaries and associated companies	1,111,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,487,000
Other intangible assets	1,255,000
Other assets	15,439,000

Total assets	288,176,000

LIABILITIES
Deposits:
In domestic offices	122,415,000
Noninterest-bearing	79,457,000
Interest-bearing	42,958,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	121,648,000
Noninterest-bearing	8,862,000
Interest-bearing	112,786,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,270,000
Securities sold under agreements to repurchase	3,511,000
Trading liabilities	4,618,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	5,928,000
Not applicable
Not applicable
Subordinated notes and debentures	1,065,000
Other liabilities	6,134,000

Total liabilities	267,589,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	9,954,000
Retained earnings	9,711,000
Accumulated other comprehensive income	-563,000
Other equity capital components	0
Total bank equity capital	20,237,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	20,587,000

Total liabilities and equity capital	288,176,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Catherine A. Rein Michael J. Kowalski	Directors